EXHIBIT 99.1

                          INDEPENDENT AUDITORS' REPORT




Board of Directors
e-Perception Technologies, Inc.
Temecula, California


We have audited the accompanying balance sheets of e-Perception Technologies, Inc. as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2001 and the period from inception (March 6, 2000) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of e-Perception Technologies, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the year ended December 31, 2001, and for the period from inception (March 6, 2000) to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the accompanying financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/ STONEFIELD JOSEPHSON, INC.

Certified Public Accountants

Irvine, California
March 22, 2002


                                     e-PERCEPTION TECHNOLOGIES, INC.

                                             BALANCE SHEETS

                                                 ASSETS

                                                                                     December 31,
                                                                             --------------------------
                                                                                 2001           2000
                                                                             -----------    -----------
Current assets:
     Cash and cash equivalents                                               $   361,532    $   932,886
     Accounts receivable, net                                                    503,366        252,342
     Prepaid and other current assets                                             25,802         70,236
                                                                             -----------    -----------

             Total current assets                                                890,700      1,255,464

Property and equipment, net of accumulated
  depreciation and amortization                                                  776,417        487,796

Intangible and other assets                                                      218,767        220,493
                                                                             -----------    -----------

                                                                             $ 1,885,884    $ 1,963,753
                                                                             ===========    ===========

                                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Line of credit and note payable                                         $   159,750    $      --
     Current portion of long-term debt                                            24,992           --
     Accounts payable and accrued expenses                                       406,098        113,065
     Deferred revenue                                                             39,579           --
                                                                             -----------    -----------

             Total current liabilities                                           630,419        113,065

     Long-term debt, excluding current portion                                    10,799           --

Stockholders' equity:
     Preferred stock, par value at $0.001,  10,000,000 shares  authorized,
       none issued and outstanding, as of December 31, 2001 and 2000                --             --
     Common  stock,  par  value at  $0.001, 50,000,000 and 20,000,000 shares authorized, respectively, and 27,489,287 and 6,226,787
       shares issued and outstanding, respectively, as of December 31,            27,489          6,227
       2001 and 2000

     Additional paid-in capital                                                5,245,278      3,118,329
     Retained deficit                                                         (3,973,151)    (1,273,868)
     Stock subscription receivable                                               (54,950)          --
                                                                             -----------    -----------

             Total stockholders' equity                                        1,244,666      1,850,688
                                                                             -----------    -----------

                                                                             $ 1,885,884    $ 1,963,753
                                                                             ===========    ===========

See accompanying independent auditors' report.


                           e-PERCEPTION TECHNOLOGIES, INC.

                              STATEMENTS OF OPERATIONS


                                                                      From inception
                                                        Year ended    (March 6, 2000)
                                                       December 31,   to December 31,
                                                           2001            2000
                                                       ------------    ------------
Revenues                                               $  1,344,080    $    579,682

Cost of revenues                                            703,425         497,606
                                                       ------------    ------------

Gross profit                                                640,655          82,076

Operating expenses:
     Sales and marketing                                  1,370,553         473,801
     Research and development                               201,755         119,483
     General and administrative expenses                  1,756,761         760,982
                                                       ------------    ------------

Loss from operations                                     (2,688,414)     (1,272,190)
                                                       ------------    ------------

Other income (expense):
     Interest expense                                       (20,293)         (8,481)
     Interest income                                         15,538          19,456
     Loss on disposal of fixed assets                        (3,602)        (10,127)
                                                       ------------    ------------

            Total other income (expense)                     (8,357)            848
                                                       ------------    ------------

Loss before provision for income taxes                   (2,696,771)     (1,271,342)

Income taxes                                                  2,512           2,526
                                                       ------------    ------------

Net loss                                               $ (2,699,283)   $ (1,273,868)
                                                       ============    ============

Net loss per share - basic and diluted                 $      (0.23)   $      (0.33)
                                                       ============    ============

Number of weighted average share - basic and diluted     11,626,798       3,837,960
                                                       ============    ============


See accompanying independent auditors' report.



                                             e-PERCEPTION TECHNOLOGIES, INC.

                                            STATEMENTS OF STOCKHOLDERS' EQUITY





                                                               Additional                       Stock           Total
                                        Common stock            paid-in       Retained       subscription   stockholders'
                                   Shares         Amount        capital       deficit         receivable       equity
                                -----------    -----------    -----------    -----------     -----------     -----------
Balance at March 6, 2000               --      $      --      $      --      $      --       $      --       $      --
   (inception)


Issuance of common stock          6,226,787          6,227      3,118,329           --              --         3,124,556


Net loss                               --             --             --       (1,273,868)           --        (1,273,868)
                                -----------    -----------    -----------    -----------     -----------     -----------

Balance at December 31, 2000      6,226,787          6,227      3,118,329     (1,273,868)           --         1,850,688

Issuance of common stock         21,262,500         21,262      2,122,488           --           (54,950)      2,088,800

Fair value for warrants
    issued in relation to
    private placement                  --             --            4,461           --              --             4,461

Net loss                               --             --             --       (2,699,283)           --        (2,699,283)
                                -----------    -----------    -----------    -----------     -----------     -----------

Balance at December 31, 2001     27,489,287    $    27,489    $ 5,245,278    $(3,973,151)    $   (54,950)    $ 1,244,666
                                ===========    ===========    ===========    ===========     ===========     ===========


See accompanying independent auditors' report.


                                      e-PERCEPTION TECHNOLOGIES, INC.

                                          STATEMENTS OF CASH FLOWS

                              INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                                           From inception
                                                                             Year ended    (March 6, 2000)
                                                                             December 31,  to December 31,
                                                                                 2001           2000
                                                                             -----------     -----------
Cash flows provided by (used for) operating activities:
     Net loss                                                                $(2,699,283)    $(1,273,868)

     Adjustments  to  reconcile  net income to net cash
       provided  by (used for)  operating activities:
           Depreciation and amortization                                         208,820          85,101
           Bad debt                                                               73,956          35,000
           Loss on disposal of fixed assets                                        3,602          10,127
           Non-cash compensation to employees and outside vendors                 20,000          25,875
           Expense related to warrants issuance                                    4,461            --

     Changes in assets and liabilities:
        (Increase) decrease in assets, net of effects of acquisition of Training Resources International, Inc. (TRI):
           Accounts receivable                                                  (324,980)       (190,958)
           Prepaid and other current assets                                      (27,630)        (70,070)
           Other assets                                                             --           (13,319)

        Increase (decrease) in liabilities, net of effects of acquisition of Training Resources International, Inc. (TRI):
           Accounts payable and accrued expenses                                 371,195         102,382
           Deferred revenues                                                      39,579            --
                                                                             -----------     -----------
              Total adjustments                                                  369,003         (15,862)
                                                                             -----------     -----------

              Net cash used by operating activities                           (2,330,280)     (1,289,730)
                                                                             -----------     -----------

Cash flows provided by (used for) investing activities:
     Purchases of property, equipment and computer software                     (445,467)       (590,114)
     Acquisition of Training Resources International, Inc.                          --             8,920
     Proceeds from sales of property, equipment and computer software              9,251           2,300
                                                                             -----------     -----------

              Net cash used by investing activities                             (436,216)       (578,894)
                                                                             -----------     -----------

Cash flows provided by (used for) financing activities:
     Principal proceeds from line of credit agreement                            145,092            --
     Proceeds from issuance of convertible notes                                    --           185,000
     Proceeds from issuance of notes to stockholders                             200,000            --
     Payments on notes payable to stockholders                                  (200,000)        (55,000)
     Payments on bank note payable                                                  --           (48,800)
     Proceeds from issuance of common stock                                    2,050,050       2,682,810
     Proceeds from exercises of employee stock options                              --            37,500
                                                                             -----------     -----------

              Net cash provided by financing activities                        2,195,142       2,801,510
                                                                             -----------     -----------

Net increase (decrease) in cash and cash equivalents                            (571,354)        932,886
Cash and cash equivalents, beginning of year                                     932,886            --
                                                                             -----------     -----------

Cash and cash equivalents, end of year                                       $   361,532     $   932,886
                                                                             ===========     ===========

See accompanying independent auditors' report.

                                   e-PERCEPTION TECHNOLOGIES, INC.

                                STATEMENTS OF CASH FLOWS (CONTINUED)



                                                                                2001         2000
                                                                             ---------    ---------
Supplemental disclosure of cash flow information:

     Interest paid                                                           $  20,293    $   8,481
                                                                             =========    =========

     Income tax paid                                                         $   2,512    $   2,526
                                                                             =========    =========

     On April 17, 2000, the Company purchased all of the common stock of Training Resources International, Inc. (TRI) for $105,000 in the
       Company's common stock. In conjunction with the acquisition, liabilities were assumed as follows:

         Fair value of assets acquired, including cash of $8,920                  --        227,641
         Common stock issued for TRI's stock                                      --       (105,000)
                                                                             ---------    ---------

            Liabilities assumed                                              $    --      $ 122,641
                                                                             =========    =========

     Issuance of 475,000 shares of common stock for software purchase        $    --      $  71,250
                                                                             =========    =========

     Issuance of 90,000 shares of common stock for future legal service      $    --      $  13,500
                                                                             =========    =========

     Issuance of 125,747 shares of common stock in conversion of
       convertible notes payable and related interest payable                $    --      $ 188,621
                                                                             =========    =========

     Increase of line of credit from accrued interest payable                $  14,658    $    --
                                                                             =========    =========

     Issuance of 12,500 shares of common stock in lieu of accrued
       expenses to vendors                                                   $  18,750    $    --
                                                                             =========    =========



See accompanying independent auditors' report.


                         e-PERCEPTION TECHNOLOGIES, INC.

              ITEM 7(B) - UNAUDITED PRO FORMA FINANCIAL INFORMATION

                   CONDENSED COMBINED STATEMENTS OF OPERATIONS

                                DECEMBER 31, 2001



(1)  Summary of Significant Accounting Policies:

     Business Activity:

          e-Perception Technologies, Inc. (the "Company") was formed in March 2000 as a Delaware corporation, with principal offices in Temecula, California. The Company merged with Training Resources International, Inc. (TRI) on April 17, 2000.

          The Company's  developed  software is a web-based solution designed to automate and compress conducting, human performance, customer satisfaction, and supply vendor relationship performance criteria and in pinpointing critical performance issues and prescribing targeted solutions to the client's own best practices.

     Basis of Presentation:

          The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has reported net losses of $2,699,283 and $1,273,868 for the years ended December 31, 2001 and 2000, respectively, and has an accumulated deficit of $3,973,151 at December 31, 2001.


          Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

          Management intends to raise financing through the sale of its stock on the public market. Management believes that with this financing, the Company will be able to generate additional revenues that will allow the Company to continue as a going concern. This will be accomplished by hiring additional personnel and focusing sales and marketing efforts on the distribution of product through key marketing channels currently being developed by the Company. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

     Reporting Period:


          The Company's previous year end was June 30. The financial statements have been prepared and presented for the 12 months ended December 31, 2001 and 2000, as the Company changed its year end to December 31 effective in 2001.

     Use of Estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


See accompanying independent auditors' report.

                         e-PERCEPTION TECHNOLOGIES, INC.

              ITEM 7(B) - UNAUDITED PRO FORMA FINANCIAL INFORMATION

                   CONDENSED COMBINED STATEMENTS OF OPERATIONS

                                DECEMBER 31, 2001



(1)  Summary of Significant Accounting Policies, continued:

     Revenue Recognition:

          Revenue is recorded when projects are completed and are electronically delivered to the customers. Amounts billed in advance of the period in which service is rendered are recorded as a liability under Deferred Revenue. Provisions for discounts and other adjustments are provided for in the same period the related sales are recorded. In instances where products are configured to customer requirements, revenue is recorded upon the successful completion of the Company's final test procedures. For projects including multiple phases, revenue is recorded as each phase of the project is completed.

     Cash and Cash Equivalents:

          For purposes of the statement of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations. The Company had no cash equivalents at December 31, 2001 or 2000.

          The Company maintains its cash in bank deposits accounts, which, at times, may exceed federally insured limits. At December 31, 2001 and 2000, the Company had approximately $481,115 and $919,481, respectively, in excess of FDIC insured limits. The Company has not experienced any losses in such accounts.

     Accounts Receivable:

          The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. Accounts receivable are presented net of an allowance for doubtful accounts of $51,600 and $35,000, at December 31, 2001 and 2000,
          respectively.

     Property and Equipment:

          Property and equipment are valued at cost. Depreciation and amortization are provided over the estimated useful lives of three to seven years using the straight-line method. Leasehold improvements are amortized on a straight-line basis over the economic lives.



See accompanying independent auditors' report.

                         e-PERCEPTION TECHNOLOGIES, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUTED)

                        YEAR ENDED DECEMBER 31, 2001, AND
                    THE PERIOD FROM INCEPTION (MARCH 6, 2000)
                              TO DECEMBER 31, 2000



(1)  Summary of Significant Accounting Policies, continued:

     Intangible Assets:

          Intangible assets consist of goodwill, which represents the purchase price and transaction costs associated with business acquisition of Training Resources International, Inc. (TRI) in excess of the estimated fair value of the net assets of TRI. Goodwill is amortized on a straight-line basis over a period of five years commencing on the dates of the respective acquisition.

          The  carrying  value  and  useful  lives  of  goodwill  are  based  on
          management's   current   assessment  of   recoverability.   Management
          periodically evaluates whether certain circumstances may affect the estimated useful lives or the recoverability of the unamortized balance of goodwill using both objective and subjective factors. Objective factors include management's best estimates of projected future earnings and cash flows and analysis of recent sales and earnings trends. Subjective factors include competitive analysis and the Company's strategic focus.

          Intangible assets also include software, which is amortized over the estimated useful lives of two to three years using the straight-line method.

     Long-Lived Assets:

          In accordance with SFAS 121 "Accounting For The Impairment of Long-Lived Assets and For Long-Lived Assets to Be Disposed Of," long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of the asset less cost to sell.

     Advertising:

          The Company expenses advertising costs when incurred. Advertising expense totaled $277,290 and $138,514, respectively, for the years ended December 31, 2001 and 2000.

     Research and Development:

          Research, development, and engineering costs are expensed in the year incurred. These costs were $201,755 and $119,483, respectively, for the years ended December 31, 2001 and 2000.



See accompanying independent auditors' report.

                         e-PERCEPTION TECHNOLOGIES, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUTED)

                        YEAR ENDED DECEMBER 31, 2001, AND
                    THE PERIOD FROM INCEPTION (MARCH 6, 2000)
                              TO DECEMBER 31, 2000

(1)  Summary of Significant Accounting Policies, continued:

     Income Taxes:

          Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Realization of the deferred tax asset is dependent on generating sufficient taxable income in future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

     Fair Value of Financial Instruments:

          The carrying amount of the Company's cash and cash equivalents, accounts receivable, notes payable, accounts payable, and accrued expenses, none of which is held for trading, approximates their estimated fair values due to the short-term maturities of those financial instruments.

     Comprehensive Income:

          SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of December 31, 2001 and 2000, the Company has no items that represent other comprehensive income and, therefore, has not included a schedule of comprehensive income in the financial statements.

     Basic and Diluted Loss Per Share:

          In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similarly to basic loss per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2001 and 2000, the Company did not have any dilutive common stock equivalents.

     Segment Reporting:

          Based on the Company's integration and management strategies, the Company operated in a single business segment. For the years ended December 31, 2001 and 2000, all revenues have been derived from domestic operations.



See accompanying independent auditors' report.

                         e-PERCEPTION TECHNOLOGIES, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUTED)

                        YEAR ENDED DECEMBER 31, 2001, AND
                    THE PERIOD FROM INCEPTION (MARCH 6, 2000)
                              TO DECEMBER 31, 2000

(1)  Summary of Significant Accounting Policies, continued:

     New Accounting Pronouncements:

          In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This statement is not applicable to the Company.

          In January 2001, the FASB Emerging Issues Task Force issued EITF 00-27, effective for convertible debt instruments issued after November 16, 2000. This pronouncement requires the use of the intrinsic value method for recognition of the detachable and imbedded equity features included with indebtedness, and requires amortization of the amount associated with the convertibility feature over the life of the debt instrument rather than the period for which the instrument first became convertible. This EITF 00-27 could impact future financial statements, should the Company enter into such agreements.

          In July 2001, the FASB issued SFAS No. 141 "Business Combinations." SFAS No. 141 supersedes Accounting Principals Boards ("APB") No. 16 and requires that any business combinations initiated after June 30, 2001 be accounted for as a purchase, therefore, eliminating the pooling-of-interest method defined in APB 16. The statement is effective for any business combination initiated after June 30, 2001, and shall apply to all business combinations accounted for by the purchase method for which the date of acquisition is July 1, 2001 or later. The adoption of this statement did not have a material impact to the Company's financial position or results of operations since the Company has not participated in such activities covered under this pronouncement.

          In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangibles." SFAS No. 142 addresses the initial recognition, measurement and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination), and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination. The statement is effective for fiscal years beginning after December 15, 2001, and is effective July 1, 2001 for any intangibles acquired in a business combination initiated after June 30, 2001. The Company does not expect the adoption to have a material impact on the Company's financial position or results of operations.

          In October 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.



See accompanying independent auditors' report.

                         e-PERCEPTION TECHNOLOGIES, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUTED)

                        YEAR ENDED DECEMBER 31, 2001, AND
                    THE PERIOD FROM INCEPTION (MARCH 6, 2000)
                              TO DECEMBER 31, 2000

(1)  Summary of Significant Accounting Policies, Continued:

     New Accounting Pronouncements, Continued:

          In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Statement 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.


(2)  Business Combination:

          In April 2000, the Company completed the purchase of Training Resources International, Inc. (TRI), a privately held company, by acquiring all of the outstanding capital stock of TRI for a total purchase price of $105,000 by issuing 700,000 shares of the Company's common stock. The acquisition was accounted for using the purchase method of accounting and, accordingly, TRI's results of operations have been included in the accompanying financial statements since the date of acquisition.

          The following table presents the allocation of the acquisition cost, including professional fees and other related acquisition costs, to the assets acquired and liabilities assumed:

          Cash                                                        $   8,920
          Accounts receivable, net                                       96,383
          Other current assets                                              166
          Property and equipment                                         19,494
          Goodwill                                                      102,358
          Other assets                                                      320
          Line of credit and note payable                              (103,800)
          Accounts payable and accrued expenses                         (18,841)
                                                                      ---------

          Purchase price                                              $ 105,000
                                                                      =========


          The following unaudited pro forma consolidated results of operations have been prepared as if the acquisition of TRI had occurred at January 1, 2000:

                                                         2001           2000
                                                         ----           ----

          Revenues                                 $  1,344,080    $    724,574

          Net loss                                   (2,699,283)     (1,313,589)
                                                     ===========   =============

          Net loss per share - basic and diluted          ( .23)          ( .34)
                                                     ===========   =============



See accompanying independent auditors' report.

                         e-PERCEPTION TECHNOLOGIES, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUTED)

                        YEAR ENDED DECEMBER 31, 2001, AND
                    THE PERIOD FROM INCEPTION (MARCH 6, 2000)
                              TO DECEMBER 31, 2000


(3)  Accounts Receivable:

     A summary is as follows:

                                                       2001              2000
                                                       ----              ----

               Trade                           $      552,203     $     278,498
               Other                                    2,763             8,844
               Allowance for doubtful accounts        (51,600)          (35,000)
                                               ---------------    -------------

                                               $      503,366     $     252,342
                                               ==============     =============


(4)  Property, Equipment, and Improvements:

     A summary is as follows:


                                                                  2001              2000
                                                                  ----              ----
           Furniture and fixture                            $      121,930    $     101,101
           Computers                                               666,134          324,991
           Office equipment                                         60,827           44,172
           Leasehold improvement                                    98,947           59,845
                                                            --------------    -------------

                                                                   947,838          530,109
           Less accumulated depreciation and amortization          171,421           42,313
                                                            --------------    -------------

                                                            $      776,417    $     487,796
                                                            ==============    =============

     Depreciation  and  amortization  expense  for  property,   equipment,   and
     improvements amounted to $132,050 and $42,437, for the years ended December 31, 2001 and 2000, respectively.


See accompanying independent auditors' report.

                         e-PERCEPTION TECHNOLOGIES, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUTED)

                        YEAR ENDED DECEMBER 31, 2001, AND
                    THE PERIOD FROM INCEPTION (MARCH 6, 2000)
                              TO DECEMBER 31, 2000


(5)  Intangible and Other Assets:

     A summary is as follows:

                                                       2001              2000
                                                       ----              ----

             Goodwill                            $      102,359    $     102,359
             Software and licenses                      222,205          147,160
                                                 --------------    -------------

                                                 $      324,564    $     249,519
             Less accumulated amortization              119,435           42,664
                                                 --------------    -------------

             Intangible, net                     $      205,129    $     206,855
             Other assets                                13,638           13,638
                                                 --------------    -------------

             Total intangible and other assets   $      218,767    $     220,493
                                                 ==============    =============

     Amortization expense for intangible assets amounted to $76,770 and $42,664 for the years ended December 31, 2001 and 2000, respectively.


(6)  Line of Credit and notes payable:

     The Company has a $300,000 revolving line of credit with an affiliate of a stockholder with an outstanding balance of $157,208 and $0, respectively, at December 31, 2001 and 2000. The line of credit bears interest at 20% per annum, matures in June 2002, and is secured by substantially all assets. The Company is required to pay a monthly administration fee of $1,000 to maintain this line.

     The Company has an unsecured note payable of $2,542 at December 31, 2001. The note matures in June 2002 and carries an interest rate of 19.1%.

     During 2000, the Company paid off a line of credit, which was acquired from TRI, for $48,800. The note carried an interest rate of 2% over prime rate.

     During 2000, the Company paid off a note payable of $55,000 to a former officer which was acquired from TRI.


See accompanying independent auditors' report.

                         e-PERCEPTION TECHNOLOGIES, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUTED)

                        YEAR ENDED DECEMBER 31, 2001, AND
                    THE PERIOD FROM INCEPTION (MARCH 6, 2000)
                              TO DECEMBER 31, 2000


(7)  Long-Term Debt:

     A summary is as follows:


                                                            2001         2000
                                                            ----         ----
           Unsecured 6% note payable to a vendor,
            payable in monthly installments of $2,204,
            including interest through May 2003         $    35,791   $        -

           Less current maturities                           24,992            -
                                                        -----------   ----------

                                                        $    10,799   $        -
                                                        ===========   ==========



     A summary of the maturities of long-term debt at December 31, 2001 follows:


              Year ending December 31,
                  2002                                       $      24,992
                  2003                                              10,799
                  Thereafter                                             -
                                                             -------------
                                                             $      35,791
                                                             =============

(8)  Income Taxes:

     Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which is uncertain. Accordingly a valuation allowance, in an amount equal to the net deferred tax asset as of December 31, 2001 and 2000, has been established to reflect these uncertainties. As of December 31, 2001 and 2000, the deferred tax asset before valuation allowances is approximately $1,327,800 and $427,000, respectively, for federal purposes, and $227,000 and $110,900, respectively, for state purposes.

     Utilization of the net operating loss carryforwards may be subject to a substantial annual limitation due to ownership change limitations provided by the Internal Revenue Code of 1986. The annual limitation may result in the expiration of net operating loss carryforwards before utilization.


See accompanying independent auditors' report.

                         e-PERCEPTION TECHNOLOGIES, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUTED)

                        YEAR ENDED DECEMBER 31, 2001, AND
                    THE PERIOD FROM INCEPTION (MARCH 6, 2000)
                              TO DECEMBER 31, 2000

(8)  Income Taxes, continued:

     Income tax provision amounted $2,512 for 2001 and $2,526 for 2000 (an effective rate of 0% for both 2001 and 2000). A reconciliation of the provision (benefit) for income taxes with amounts determined by applying the statutory U.S. federal income tax rate to income before income taxes is as follows:

                                                                2001             2000
                                                                ----             ----
          Computed tax at federal statutory rate of 34%  $    (916,900)   $    (432,300)
          State taxes, net of federal benefit                 (114,400)        (109,300)
          Meals and entertainment                                8,800            3,600
          Penalties                                              9,500                -
          Other                                                 (1,388)           2,626
          Change in valuation allowance                      1,016,900          537,900
                                                         -------------    -------------

                                                         $       2,512    $       2,526
                                                         =============    =============

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

          Deferred tax assets:
          Allowance for doubtful accounts                    $    22,100      $    15,000
          Accrued vacation                                         7,600             --
          State taxes                                                300              300
          Net operating losses carryforwards                   1,561,600          536,200
                                                             -----------      -----------

            Total deferred tax assets                          1,591,600          551,500
                                                             -----------      -----------

          Deferred tax liabilities:
          Fixed and intangible assets                            (36,800)         (13,600)
                                                             -----------      -----------

            Total deferred tax liabilities                       (36,800)         (13,600)
                                                             -----------      -----------

          Net deferred assets before valuation allowance       1,554,800          537,900
          Valuation allowance                                 (1,554,800)        (537,900)
                                                             -----------      -----------

          Net deferred tax assets                            $      --        $      --
                                                             ===========      ===========

     At December 31, 2001, the Company has available unused net operating losses carryforwards of $3,920,917 for federal and $2,585,032 for state that may be applied against future taxable income and that, if unused, begin to expire in 2005.

See accompanying independent auditors' report.

                         e-PERCEPTION TECHNOLOGIES, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUTED)

                        YEAR ENDED DECEMBER 31, 2001, AND
                    THE PERIOD FROM INCEPTION (MARCH 6, 2000)
                              TO DECEMBER 31, 2000


(9)  Retirement Plan:

     The Company sponsors a 401(k) plan (the "Plan") for the benefits of employees who are at least 21 years of age. The Company's management determines, at its discretion, the annual and matching contribution. The Company elected not to contribute to the Plan for the years ended December 31, 2001 and 2000.


(10) Stock Option Plans:

     Effective June 15, 2000, the Company  adopted the Stock Option Plan A (Plan
     A) under which all employees may be granted options to purchase shares of the Company's authorized but unissued common stock. The maximum number of shares of the Company's common stock available for issuance under the Plan A is 2.2 million shares. As of December 31, 2001 and 2000, the maximum number of shares available for future grants under the Plan is 1,250,000 and 1,525,000, respectively. Under the Plan, the option exercise price is equal to the fair market value of the Company's common stock at the date of grant. Options expire no later than 10 years from the grant date and generally vest within five years. In 2001, the Company elected to fully vest all outstanding options.

     In October 2001, the Company approved a Stock Option Plan B (Plan B) under which all employees may be granted options to purchase shares of the Company's authorized but unissued common stock. The maximum number of shares of the Company's common stock available for issuance under the Plan B is 5.4 million shares. As of December 31, 2001, the remaining number of shares available for future grants under the Plan is 1,100,000 shares. Under the Plan, the option exercise price is equal to the fair market value of the Company's common stock at the date of grant. Options expire no later than 10 years from the grant date and generally vest within five years.

     Additional information with respect to these two Plans' stock option activity is as follows:

                                                    Number      Weighed average
                                                   of shares   of exercise price
                                                 -------------  --------------
        Outstanding at March 6, 2000 (inception)             -     $       -
        Granted                                      1,040,500           .50
        Exercised                                       75,000           .50
        Cancelled                                      365,500           .50
                                                 -------------     ---------
        Outstanding at December 31, 2000               600,000           .50
        Granted                                      4,575,000           .18
        Exercised                                            -             -
        Cancelled                                            -             -
                                                 -------------     ---------

        Outstanding at December 31, 2001             5,175,000     $     .22
                                                 =============     =========

        Options exercisable at December 31, 2000        99,950     $     .50
                                                 =============     =========

        Options exercisable at December 31, 2001     1,430,000     $     .54
                                                 =============     =========


See accompanying independent auditors' report.

                         e-PERCEPTION TECHNOLOGIES, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUTED)

                        YEAR ENDED DECEMBER 31, 2001, AND
                    THE PERIOD FROM INCEPTION (MARCH 6, 2000)
                              TO DECEMBER 31, 2000


(10) Stock Option Plan, continued:

     The following tables summarize information about stock options outstanding and exercisable at December 31, 2001:

                                       Weighted average     Outstanding                         Exercisable
           Range of     Number of        remaining in         options          Number of          options
           exercise      shares        contractual life   weighted average       shares       weighted average
            prices     outstanding          in year        exercise price     exercisable      exercise price
           --------    -----------       ----------         ----------       -------------      ----------
       $.10 to $.50       4,900,000             9.66         $      .15           1,155,000      $     .31
       $1.0 to $2.0         275,000             9.29               1.50             275,000            1.50
                        -----------       ----------         ----------       -------------      ----------

                          5,175,000             9.64         $      .22           1,430,000      $      .54
                        ===========       ==========         ==========       =============      ==========

     The Company has elected to follow APB Opinion No. 25 (Accounting for Stock Issued to Employees) in accounting for its employee stock options. Accordingly, no compensation expense is recognized in the Company's financial statements because the exercise price of the Company's employee stock options equals the market price of the Company's common stock on the date of grant. If under Financial Accounting Standards Board Statement No. 123 (Accounting for Stock-Based Compensation) the Company determined compensation costs based on the fair value at the grant date for its stock options, net loss and loss per share would have been increased to the following pro forma amounts:

                                                      2001            2000
                                                      ----            ----

           Net loss:
             As reported                          $   2,699,283    $  1,273,868
             Pro forma                            $   2,722,146    $  1,301,343

           Basic and diluted loss per share:
             As reported                          $        (.23)   $       (.33)
             Pro forma                            $        (.23)   $       (.34)



See accompanying independent auditors' report.

                         e-PERCEPTION TECHNOLOGIES, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUTED)

                        YEAR ENDED DECEMBER 31, 2001, AND
                    THE PERIOD FROM INCEPTION (MARCH 6, 2000)
                              TO DECEMBER 31, 2000


(10) Stock Option Plan, continued:

     The weighted average estimated fair value of stock options granted during 2001 and 2000 was $.03 and $.02 per share, respectively. These amounts were determined using the Black-Scholes option-pricing model, which values options based on the stock price at the grant date, the expected life of the option, the estimated volatility of the stock, the expected dividend payments, and the risk-free interest rate over the expected life of the option. The assumptions used in the Black-Scholes model were as follows for stock options granted in 2001 and 2000:

                                                            2001           2000
                                                            ----           ----

               Risk-free interest rate                    4.5 to 5%        5.5%
               Expected volatility of common stock             1.0%        1.0%
               Dividend yield                                    0%          0%
               Expected life of options                     3 Years      1 Year

     The Black-Scholes option valuation model was developed for estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Because option valuation models require the use of subjective assumptions, changes in these assumptions can materially affect the fair value of the options. The Company's options do not have the characteristics of traded options, therefore, the option valuation models do not necessarily provide a reliable measure of the fair value of its options.

(11) Warrants:

     The warrant activities as December 31, 2001 and 2000 follow:

                                                                    Weighted average
                                                        Number             of
                                                      of Shares      exercise price
                                                     -------------   ------------
           Outstanding at March 6, 2000 (inception)              -              -
           Granted                                         100,000   $       1.00
           Exercised                                             -              -
           Cancelled                                             -              -
                                                     -------------   ------------
           Outstanding at December 31, 2000                100,000           1.00
           Granted                                       1,025,000            .10
           Exercised                                             -              -
           Cancelled                                             -              -
                                                     -------------   ------------

           Outstanding at December 31, 2001              1,125,000   $        .18
                                                     =============   ============

           Warrants exercisable at December 31, 2000       100,000   $       1.00
                                                     =============   ============

           Warrants exercisable at December 31, 2001     1,125,000   $        .18
                                                     =============   ============


See accompanying independent auditors' report.

                         e-PERCEPTION TECHNOLOGIES, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUTED)

                        YEAR ENDED DECEMBER 31, 2001, AND
                    THE PERIOD FROM INCEPTION (MARCH 6, 2000)
                              TO DECEMBER 31, 2000


(11) Warrants, continued:

     The following tables summarize information about warrants outstanding and exercisable at December 31, 2001:

                                    Weighted average     Outstanding                     Exercisable
          Range of     Number of      remaining in         options        Number of        options
          exercise       shares      contractual life  weighted average    shares     weighted average
           prices     outstanding        in year        exercise price   exercisable    exercise price
          --------    -----------        -------        --------------   -----------    --------------
       $.10 to $1.00   1,125,000           5.2            $      .18     1,125,000        $     .18


     During 2001, the Board of Directors approved and issued 1,025,000 warrants at an exercise price of $.10 per share. The Company recognized an expense of $4,461. The fair value of the warrants was determined using the Black-Scholes option-pricing model, with the following assumptions: (i) no expected dividends, (ii) a risk free interest rate of 4.5%, (iii) expected volatility of 1%, and (iv) an expected life of one year.

(12) Commitments:

     The Company leases its facility and certain equipment. The following is a schedule by years of future minimum rental payments required under operating leases that have noncancellable lease terms in excess of one year as of December 31, 2001:

                                               Real      Other
                                              Estate    Equipment      Total
                                          ------------  ---------   ----------
              Year ending December 31,
                  2002                    $    123,838  $       -   $  123,838
                  2003                         127,505          -      127,505
                  2004                          53,764          -       53,764
                  2005                               -          -            -
                  2006                               -          -            -
                                          ------------  ---------   ----------

                             Total        $    305,107  $           $  305,107
                                          ============  =========   ==========

     All leases expire prior to June 2004. Real estate taxes, insurance, and maintenance expenses are obligations of the Company. It is expected that in the normal course of business, leases that expire will be renewed or replaced by leases on other properties; thus, it is anticipated that future minimum lease commitments will be more than the amounts shown for 2002. At the end of the lease term, the Company has an option to renew the lease for an additional three years (Option Term). Rent expense for the years ended December 31, 2001 and 2000 totaled $94,646 and $55,362, respectively.




See accompanying independent auditors' report.

                         e-PERCEPTION TECHNOLOGIES, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUTED)

                        YEAR ENDED DECEMBER 31, 2001, AND
                    THE PERIOD FROM INCEPTION (MARCH 6, 2000)
                              TO DECEMBER 31, 2000




(13) Related Party Transactions:

     The Company has a line of credit made available by an affiliate of one of its stockholders. Included in interest expense is accrued interest of $14,658, which was unpaid and was added to the outstanding balance of the line of credit.



     During  2001,   the  Company   borrowed  and  repaid   $200,000   from  two
     shareholders. No interest was accrued or paid.



(14) Stockholders' Equity:


     In August 2001, the Company amended its certificate of incorporation to increase the number of common shares to 50,000,000 at a par value of $0.001 and also authorized 10,000,000 shares of preferred stock with a par value of $0.001.

(15) Severance Agreement:

     In May 2001, the Company entered into a severance agreement with a former officer. Under the agreement, the former officer receives monthly severance pay and health benefits for a period of 15 months beginning August 2001. The Company accrued approximately $138,000 and paid $46,000 to the former officer in 2001. The unpaid $92,000 was included in the accrued expenses as of December 31, 2001.

(16) Subsequent Event (unaudited):

     On January 9, 2002, Corporate Development Centers, Inc. ("CDC") acquired through a tender offer one hundred percent (100%) of the issued and outstanding common stock of e-Perception Technologies, Inc., a Delaware corporation. The terms of the tender offer are set forth in the Agreement and Plan of Reorganization dated as of November 20, 2001 between CDC and e-Perception Technologies, Inc. The stockholders of e-Perception Technologies, Inc. received one share of the common stock of CDC for each four shares of e-Perception Technologies, Inc. common stock they owned immediately prior to the closing of the transaction. This transaction will be treated as a reverse merger with the shareholders of e-Perception Technologies, Inc. as the controlling shareholders after the exchange of shares and accordingly, e-Perception Technologies, Inc. will be treated as the acquirer for accounting purposes.





See accompanying independent auditors' report.